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                                                                    EXHIBIT 23.8
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                                     CONSENT

I hereby consent to being named in the Prospectus/Joint Proxy Statement of Banknorth Group, Inc. ("Banknorth") and Evergreen Bancorp, Inc. ("Evergreen") included in the Registration Statement on Form S-4 of Banknorth, as designee for appointment or election to the Board of Directors of Banknorth upon consummation of the merger of Banknorth and Evergreen pursuant to their Affiliation Agreement and Plan of Reorganization and Agreement and Plan of Merger, both dated as of July 31, 1998.


/s/ Robert F. Flacke                                November 19, 1998
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Robert F. Flacke                                            Date